EX 99.28(h)(5)(xiii)

Amendment to

Transfer Agency Agreement

Between Jackson Variable Series Trust And

Jackson National Asset Management, LLC

This Amendment is made by and between Jackson Variable Series Trust (formerly, Curian Variable Series Trust), a Massachusetts business trust (the “Trust”) and Jackson National Asset Management, LLC, a Michigan limited liability company (“JNAM”).

Whereas, the Trust and the JNAM (the “Parties”) entered into a Transfer Agency Agreement dated November 29, 2011, as amended (the “Agreement”), whereby JNAM agreed to render certain transfer agency and other services to units of beneficial interest in separate funds of the Trust (the “Funds”) and the owners of record thereof.

Whereas, the Board of Trustees of the Trust (the “Board”) has approved the following changes (collectively, “Fund Changes”), effective September 25, 2017:

1)	Designation of all existing Class shares to Class A shares for all Funds.

2)	Addition of Class I shares to all Funds.

3)	Fund name changes for the following Funds:

JNL/DFA U.S. Micro Cap Fund to the JNL/DFA U.S. Small Cap Fund;
JNAM Guidance – Alt 100 Fund to the JNL Institutional Alt 100 Fund;
JNAM Guidance – Interest Rate Opportunities Fund to the JNL Interest Rate Opportunities Fund;
JNAM Guidance – Real Assets Fund to the JNL Real Assets Fund;
JNAM Guidance – Conservative Fund to the JNL Conservative Allocation Fund;
JNAM Guidance – Moderate Fund to the JNL Moderate Allocation Fund;
JNL Tactical ETF Conservative Fund to the JNL Tactical ETF Moderate Fund;
JNL Tactical ETF Moderate Fund to the JNL Tactical ETF Moderate Growth Fund; and
JNL/Van Eck International Gold Fund to the JNL/VanEck International Gold Fund.

4)	Fund mergers for the following Funds:

JNAM Guidance – Fixed Income 100 Fund into the JNAM Guidance – Conservative Fund;
JNAM Guidance – Equity 100 Fund into the JNL Disciplined Growth Fund of JNL Series Trust;
JNAM Guidance – Moderate Growth Fund into the JNL Disciplined Moderate Fund of JNL Series Trust;
JNAM Guidance – Growth Fund into the JNL Disciplined Moderate Growth Fund of JNL Series Trust; and
JNAM Guidance – Maximum Growth Fund into the JNL Disciplined Growth Fund of JNL Series Trust.

Whereas, pursuant to the approval of the Fund Changes, as outlined above, the Parties have agreed to amend Schedule A of the Agreement, effective September 25, 2017 to:

1)	Update the heading of Schedule A to add a reference to Class A and Class I Shares for all Funds.

2)	Update the Fund names for the Funds outlined above.

3)	Remove all references to the following Funds:

JNAM Guidance – Fixed Income 100 Fund;
JNAM Guidance – Equity 100 Fund;
JNAM Guidance – Moderate Growth Fund;
JNAM Guidance – Growth Fund; and
JNAM Guidance – Maximum Growth Fund.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1.	Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A dated September 25, 2017, attached hereto.

2.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3.
Each of the Parties represents and warrants to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

4.	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the parties have caused this Amendment to be executed, effective September 25, 2017.

Jackson Variable Series Trust		Jackson National Asset Management, LLC

By:	/s/ Adam C. Lueck	By:	/s/ Mark D. Nerud
Name:	Adam C. Lueck	Name:	Mark D. Nerud
Title:	Assistant Secretary	Title:	President and CEO

Exhibit A
List of Funds as of September 25, 2017
Class A & Class I Shares

JNL Interest Rate Opportunities Fund
JNL Conservative Allocation Fund
JNL Moderate Allocation Fund
JNL Institutional Alt 100 Fund
JNL Real Assets Fund
JNL Tactical ETF Moderate Fund
JNL Tactical ETF Moderate Growth Fund
JNL Tactical ETF Growth Fund
JNL/American Funds® Global Growth Fund
JNL/American Funds® Growth Fund
JNL/AQR Risk Parity Fund
JNL/BlackRock Global Long Short Credit Fund
JNL/DFA U.S. Small Cap Fund
JNL/DoubleLine® Total Return Fund
JNL/Eaton Vance Global Macro Absolute Return Advantage Fund
JNL/Epoch Global Shareholder Yield Fund
JNL/FAMCO Flex Core Covered Call Fund
JNL/Lazard International Strategic Equity Fund
JNL/Neuberger Berman Currency Fund
JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund
JNL/Nicholas Convertible Arbitrage Fund
JNL/PIMCO Credit Income Fund
JNL/PPM America Long Short Credit Fund
JNL/T. Rowe Price Capital Appreciation Fund
JNL/The Boston Company Equity Income Fund
JNL/The London Company Focused U.S. Equity Fund
JNL/VanEck International Gold Fund
JNL/WCM Focused International Equity Fund

A-1